                                  SCHEDULE 14C

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

         [X]  Preliminary Information Statement

         [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))

         [ ]  Definitive Information Statement

                            NORTH COAST ENERGY, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required

         [ ] Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11

              1) Title of each class of securities to which transaction applies:__________

              2) Aggregate number of securities to which transaction applies:__________

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.

              4) Proposed maximum aggregate value of transaction: Not applicable.

              5)     Total fee paid: None; no fee required.

         [ ]  Fee paid previously with preliminary materials

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)     Amount Previously Paid:

              2)     Form, Schedule or Registration Statement No.:

              3)     Filing Party:

              4)     Date Filed:

                            NORTH COAST ENERGY, INC.
                                1993 CASE PARKWAY
                           TWINSBURG, OHIO 44087-2343


                              INFORMATION STATEMENT

                  Pursuant to Regulation 14C Promulgated Under
                 The Securities Exchange Act of 1934, as amended

                  This information statement, which is being mailed on or about May 18, 1999 to holders of record on May 12, 1999 of shares of common stock and series A preferred stock of North Coast Energy, Inc., a Delaware corporation, is being furnished in connection with the adoption of a certificate of amendment to North Coast's certificate of incorporation through a written consent of the holders of a majority of North Coast's outstanding shares of common stock and series A preferred stock.

                  On March 17, 1999, the board of directors approved and recommended that North Coast's certificate of incorporation be amended to effect a 1 for 5 reverse stock split of North Coast's common stock. The amendment will be approved, not less than twenty days following the mailing of this information statement to shareholders of record at the close of business on May 12, 1999, by a written consent to corporate action executed by the holders of more than a majority of the issued and outstanding shares of common stock and series A preferred stock. The written consent will be executed by Nuon International bv, Range Resources Corp. and Messrs. Lombardy, Regan and Siegel, executive officers of North Coast. Approval by the board of directors and by the holders of a majority of the issued and outstanding shares of common stock and series A preferred stock is adequate under Delaware law to effect the amendment. The amendment will become effective upon the filing of the written consent with North Coast and the filing of the amendment with the Secretary of State of Delaware. North Coast anticipates that the filing of the written consent will occur on or about June 7, 1999.

                  This information statement is being provided for your informational purposes only.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       OUTSTANDING STOCK AND VOTING RIGHTS

                  As of the record date, there were __________ shares of common stock and _____ shares of series A preferred stock issued and outstanding. Each share of common stock entitles its holder to one vote and each share of series A preferred stock entitles its holder to 2.3 votes.

                              SECURITY OWNERSHIP OF
                        PRINCIPAL HOLDERS AND MANAGEMENT

                  The following table presents information with respect to the common stock, owned on April 12, 1999, by: (1) each person known by North Coast to own beneficially more than 5% of North Coast's outstanding common stock; (2) each director of North Coast; (3) each of the executive officers of North Coast; and (4) all directors and executive officers as a group, and the percentage of the outstanding shares represented by that group.



                                                                    COMMON STOCK
                                                          -----------------------------------------

                     Nature and Address (1)               Amount and Nature of         Percent
                        of Beneficial Owner               Beneficial Ownership         of Class
                     -----------------------------        --------------------         --------
                     Charles M. Lombardy, Jr ...........     550,242 Shares  (2)         2.42%
                     Garry Regan .......................     572,424 Shares              2.51%
                     Saul Siegel .......................     434,400 Shares  (3)(4)      1.90%
                     Leo J. M. J. Blomen ...............           0 Shares                 *%
                     Jos J. M. Smits ...................           0 Shares                 *%
                     Nuon International by .............  17,241,381 Shares  (5)        60.43%
                     Ralph L. Bradley ..................      33,333 Shares  (6)            *%
                     C. Rand Michaels ..................       8,094 Shares                 *%
                     John H.Pinkerton ..................       8,464 Shares                 *%
                     Range Resources Corp ..............   4,159,874 Shares  (7)        18.10%
                     Dominic A. Visconsi ...............     185,000 Shares                 *%
                     All directors and executive officers
                     as a group (11 persons)               1,865,460 Shares  (8)         8.18%

                     -------------------------------

         *  Less than one percent

  (1) NUON's address is Utrechtsweg 68, 6812 AH Arnhem, The Netherlands. Range's address is 125 State Route 43, Hartville, Ohio 44632.

  (2) Includes 13,738 shares of common stock owned by a trust for which Mr. Lombardy is the trustee and as to which he disclaims any beneficial interest.

  (3) Includes 134,000 shares of common stock which Mr. Seigel could acquire upon the exercise of immediately exercisable stock options or warrants which he holds.

  (4) Does not include 134,000 shares of common stock that Mr. Seigel could acquire through the exercise of a warrant which may be issued upon the purchase of common stock by NUON.

  (5) Includes 5,747,127 shares of common stock that may be acquired by NUON for $0.87 per share on or before September 30, 1999.

  (6) Includes 33,333 shares of common stock which Mr. Bradley could acquire upon the exercise of immediately exercisable stock options or warrants which he holds. Mr. Bradley will vest in options representing 33,333 shares of common stock in each of April, 1999 and April, 2000 which are not reflected in the above table.

  (7) Includes 200,000 shares of common stock which may be acquired upon the exercise of certain warrants to purchase common stock.

  (8) Includes 210,858 shares of common stock which may be acquired by all directors and executive officers as a group upon the exercise of immediately exercisable stock options or warrants.



             AMENDMENT TO NORTH COAST'S CERTIFICATE OF INCORPORATION
                     TO EFFECT A 1 FOR 5 REVERSE STOCK SPLIT
                          OF NORTH COAST'S COMMON STOCK

                  The Nasdaq Stock Market has modified its requirements with regard to the listing of a company's shares on the Nasdaq SmallCap Market. Among other requirements, the minimum bid price for a security trading on the Nasdaq SmallCap Market is now $1.00.

                  On November 5, 1998, Nasdaq advised North Coast that North Coast's common stock was not in compliance with this new Nasdaq SmallCap Market minimum bid price requirement. Nasdaq provided North Coast with a ninety-day period, which expired on February 5, 1999, to regain compliance with this standard for at minimum of ten consecutive trading days. Although the price of North Coast's common stock has been $1.00 on several occasions over the last few months, North Coast's common stock did not exceed $1.00 for the required ten consecutive days.

                  Nasdaq also provided North Coast with a procedure to stay the delisting of North Coast's common stock. According to this procedure, North Coast requested a hearing before Nasdaq's Listing Qualifications Panel. The hearing is scheduled for Thursday, April 15, 1999. At the hearing, North Coast will be expected to establish that it has a plan for meeting the minimum bid requirement and also demonstrate its ability to sustain long-term compliance with all maintenance criteria. If North Coast cannot convince the Listing Qualifications Panel to stay the delisting of North Coast's common stock, there are two more levels of appellate review available beyond the Listing Qualifications Panel which North Coast can approach with its presentation.

                  North Coast believes that in view of recent market conditions in the exploration and production sector of the oil and gas industry, and the performance of many similarly-situated energy stocks, it must take whatever action may be reasonably calculated to increase and maintain the minimum bid price of its common stock. Management believes that continuing uncertainty as to North Coast's stock price and the possibility of delisting are harmful to the interests of North Coast's stockholders.

                  Accordingly, the board of directors has adopted a resolution approving a proposal to amend North Coast's certificate of incorporation to effect a reverse stock split. In the reverse stock split, each five shares of common stock will automatically be converted into one share, without any action on the part of the stockholders. Instead of issuing less than one whole share to holders of a fraction of a share resulting from the reverse stock split, fractional shares will be rounded up to the nearest whole share of common stock. Through the written consent, holders of a majority of North Coast's outstanding shares of common stock will approve the amendment. These holders include Nuon, Range and Messrs. Lombardy, Regan and Siegel. The complete text of the amendment is Exhibit A to this information statement.

                  Consummation of the reverse stock split will not change the number of shares of common stock authorized by North Coast's certificate of incorporation or the par value of each share of common stock. However, the aggregate par value of the issued common stock will be reduced. The reverse stock split will become effective as of 5:00 p.m., Cleveland time, on the date the certificate of amendment to North Coast's certificate of incorporation is filed with the Secretary of State of the State of Delaware. Stockholders have no right under Delaware law or under North Coast's certificate of incorporation or by-laws to dissent to the reverse stock split.

                  As soon as practical after the effective date, American Stock Transfer will mail a letter of transmittal to each holder of record of stock certificates which represent issued common stock outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of these certificates to American Stock Transfer in exchange for certificates representing the number of whole shares of common stock into which the shares of common stock have been converted by the reverse stock split. No new certificates will be issued to a stockholder until he or she has surrendered his or her outstanding certificates, together with the letter of transmittal to American Stock Transfer. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to American Stock Transfer until requested to do so.

                  North Coast anticipates that the decrease in the number of outstanding shares of common stock resulting from the reverse stock split will place the market price of the common stock in a range satisfactory to satisfy the Nasdaq minimum bid price requirement. However, the effective date of the reverse stock split will not occur until after the hearing before the Listing Qualifications Panel. North Coast cannot guarantee that the Listing Qualifications Panel will accept the merits of North Coast's proposal and North Coast cannot guarantee that delisting will not occur after the scheduled hearing or at some later date even though the reverse stock split has become effective.

                  If North Coast's securities are delisted, they will likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc., or the Nasdaq Electronic Bulletin Board. As a result, the spread between the "bid" and the "ask" price of the shares of common stock is likely to be greater than at present. Thus, stockholders may experience difficulty in engaging in trades of North Coast's common stock.

                  The stockholders should note that the effect of the reverse stock split upon the price of North Coast's common stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of common stock immediately after the reverse stock split will be five times the price of shares of common stock immediately prior to the reverse stock split. Furthermore, there can be no assurance that the reverse stock split will not adversely impact the price of the common stock or, alternatively, that any increase in price of the common stock immediately after the reverse stock split will be sustained for a prolonged period of time. In addition, the reverse stock split likely will have the effect of creating odd lots of stock for some stockholders. These odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale.

                  As a result of the reverse stock split, the number of whole shares of common stock held by stockholders of record as of the close of business on the effective date will automatically, without any action required by the stockholders, be equal to the number of shares of common stock held immediately prior to the close of business on the effective date divided by five, plus a small number of shares of common stock in place of any fractional shares. The reverse stock split will not effect a stockholder's percentage ownership interest in North Coast or proportional voting power, except for minor differences resulting from rounding.

                  North Coast is currently subject to certain obligations to issue shares of common stock through the exercise of outstanding warrants and options and with respect to convertible preferred stock. Under the terms of various agreements relating to these securities, the number of shares of common stock issuable pursuant to these securities and the per share exercise price, will automatically be adjusted for the reverse stock split. Thus, for every five shares of common stock before the reverse stock split, the holders of these securities will, upon exercise of the security, receive one share of common stock after the reverse stock split for the same aggregate amount of consideration paid, with fractional shares resulting from the reverse stock split rounded up to the nearest whole share of common stock.

                  The following discussion of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury regulations, judicial authority and current administrative rulings and practices all as in effect on the date of this information statement. North Coast has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for your general information purposes only and you are urged to consult your tax advisor to determine the particular consequences to you.

                  North Coast should not recognize any material gain or loss from the reverse stock split, and no material gain or loss should be recognized by a stockholder. The aggregate tax basis of the shares of common stock held by a stockholder following the reverse stock split will equal the stockholder's aggregate basis in the common stock immediately prior to the reverse stock split and generally will be allocated among the shares of common stock held following the reverse stock split on a pro rata basis.

North Coast believes that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in North Coast's assets or earnings and profits, stockholders will not recognize any gain or loss in the exchange.

                                 BY ORDER OF THE BOARD OF DIRECTORS




                                 Thomas A. Hill, Secretary

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NORTH COAST ENERGY, INC.



                         Pursuant to Section 242 of the
                        Delaware General Corporation Law




         The undersigned, Garry Regan, being the President, and Vicki L. Matjasic, being the Assistant Secretary, of North Coast Energy, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

         1.       The name of the Corporation is North Coast Energy, Inc.

         2. The Board of Directors of the Corporation, by action taken at a meeting on March 17, 1999, adopted a resolution proposing and declaring advisable the amendment to Article IV of the Certificate of Incorporation of the Corporation described below.

         3. This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors of the Corporation.

         4. By written action of more than a majority of the stockholders of the Corporation entitled to vote effective on June 7, 1999, taken in accordance with Sections 228 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of the amendment.

         5. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         6. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the current first full, introductory paragraph of Article IV and replacing it with the following:

         "The total authorized capital stock of the Corporation shall be Sixty-Two Million (62,000,000) shares of which number Sixty Million (60,000,000) shall be shares of Common Stock, $.01 par value (the "Common Stock"), and Two Million (2,000,000) shall be shares of Preferred Stock, $.01 par value. The total authorized capital stock of the Corporation shall not be changed by the transaction described below.

         At the time this Certificate of Amendment becomes effective, and without any further action on the part of the Corporation or its stockholders, each five shares of common stock, par value $.01 per share, then issued and outstanding, shall be changed and reclassified into one fully paid and nonassessable share of common stock, par value $.01. The capital account of the Corporation shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification, each certificate representing shares of common stock, par value $.01 per share, theretofore issued and outstanding, shall represent one-fifth the number of shares of common stock, par value $.01 per share, issued and outstanding after such change and reclassification; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of common stock, par value $.01, of the kind authorized by this amendment, equal to one-fifth the number of shares represented by said certificate for theretofore issued and outstanding shares, so that upon this amendment becoming effective each holder of record of five shares of the common stock with a par value of $.01 will have, or be entitled to, a certificate representing one share of common stock with par value $.01 of the kind authorized by this amendment."

         IN WITNESS WHEREOF, the undersigned, being the duly elected and acting President and Assistant Secretary, respectively, have hereunto subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 7th day of June, 1999.

                                    ____________________________
                                    Garry Regan,
                                    President


_________________________
Vicki L. Matjasic
Assistant Secretary

                                       3